Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO INDEMNITY AGREEMENT

This FIRST AMENDMENT TO INDEMNITY AGREEMENT (this “Amendment”), dated as of February 3, 2015, is made by and between INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation (“Inland American”), and XENIA HOTELS & RESORTS, INC., a Maryland corporation (formerly known as IA Lodging Group, Inc., a Delaware corporation, and Inland American Lodging Group, Inc., a Delaware corporation) (“Xenia”). Inland American and Xenia are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

A. WHEREAS, the Parties entered into that certain Indemnity Agreement, dated as of August 8, 2014 (the “Indemnity Agreement”); and

B. WHEREAS, the Parties wish to amend the Indemnity Agreement as more specifically provided herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Indemnity Agreement.

2. Modification of Terms. For purposes of this Amendment and the Indemnity Agreement, as amended by this Amendment, the term “Agreement” shall refer to the Indemnity Agreement as amended hereby and from time to time.

3. Amendments to the Indemnity Agreement.

(a) Section 3(c) of the Indemnity Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything to the contrary in this Section 3, in the event that (i) Inland American elects not to assume the defense of a Third-Party Claim, (ii) there exists a conflict of interest or potential conflict of interest between Inland American and the Indemnitee, (iii) any Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee, or (iv) the Person making such Third-Party Claim is a Governmental Authority with regulatory authority over the Indemnitee or any of its material Assets, such Indemnitee shall be entitled to control the defense of such Third-Party Claim, at Inland American’s expense with counsel of Indemnitee’s choosing, unless such Third-Party Claim (x) is not reasonably likely to result in such Indemnitee being named as a party in any Action arising out of such Third-Party Claim or (y) only involves a request or requirement to provide documents, testimony or other information with respect to such Third-Party Claim (it being agreed that Inland shall control all such Third-Party Claims pursuant to Section 3(b) and such Indemnitee may only employ separate counsel at its own cost and expense in accordance with Section 3(b)). If the Indemnitee is conducting the defense against any such Third-Party Claim, Inland American shall reasonably cooperate with the Indemnitee in such defense and make available to the Indemnitee all witnesses and information in Inland American’s possession or under Inland American’s control relating thereto as are reasonably required by the Indemnitee; provided, however, that such access shall not require Inland American to disclose any information the disclosure of which would, in the good faith judgment of Inland American, result in the loss of any existing privilege with respect to such information or violate any applicable Law.”

(b) The following is hereby added as a new Section 3(k) of the Indemnity Agreement:

“With respect to any Third-Party Claim, Inland American shall, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement to indemnification hereunder, advance all expenses that would be payable by Inland American hereunder (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder, but excluding, for the avoidance of doubt, the costs and expenses of any separate counsel employed by the Indemnitee under Sections 3(b) and 3(c) as to which the Indemnitee is responsible for the payment of such costs and expenses) incurred by or on behalf of the Indemnitee in connection with such Third-Party Claim. Inland American shall make such advance within ten days after the receipt by Inland American of a statement or statements requesting such advance from time to time, whether prior to or after final disposition of such Third-Party Claim and may be in the form of, in the reasonable discretion of the Indemnitee (but without duplication): (1) payment of such expenses directly to third parties on behalf of the Indemnitee, (2) advance of funds to the Indemnitee in an amount sufficient to pay such expenses or (3) reimbursement to the Indemnitee for the Indemnitee’s payment of such expenses. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. If it is established that the Indemnitee is not entitled to indemnification hereunder with respect to such Third-Party Claim, the Indemnitee shall promptly reimburse the portion of such expenses relating to such Third-Party Claim. To the extent that expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in such Third-Party Claim, such expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 3(k) shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced expenses and without any requirement to post security therefor.”

4. No Other Amendments. Except as specifically amended hereby, the Indemnity Agreement shall continue in full force and effect as written.

5. Incorporation by Reference. The provisions of Sections 8, 9 and 11 – 21 of the Indemnity Agreement are hereby incorporated herein mutatis mutandis.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Amendment, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile, e-mail in pdf format or by other electronic transmission and such transmission shall constitute delivery of an executed copy of this Amendment to the receiving Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Inland American and Xenia have executed and delivered this Indemnity Agreement as of the date and year first above written.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Scott W. Wilton
Scott W. Wilton
Executive Vice President – General Counsel and Secretary

XENIA HOTELS & RESORTS, INC.

By:	/s/ Marcel Verbaas
Marcel Verbaas
President and Chief Executive Officer

[Signature Page to First Amendment to Indemnity Agreement]